UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2025

AMERISAFE, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMSF	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2025, AMERISAFE, Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, as further described below under Item 5.07 of this Current Report on Form 8-K (this “Report”), the Company’s shareholders approved an amendment to the Company’s Non-Employee Director Restricted Stock Plan (as amended, the “Director Plan”) in part to increase the number of shares of the Company’s common stock available for issuance thereunder by 50,000 shares and to increase the maximum annual target value of restricted stock that may be granted to each non-employee director to $200,000. Other than the foregoing, the terms of the Director Plan remain substantially the same. The Director Plan is administered by the Company’s Board of Directors (the “Board”) and provides for automatic grants of restricted stock to the Company’s non-employee directors on an annual basis and upon a non-employee director’s initial appointment to the Board.

A more detailed description of the principal features of the Director Plan can be found under Proposal 4 in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2025 (the “2025 Proxy Statement”). The foregoing description of the Director Plan is not complete and is subject to, and qualified in its entirety by reference to, the full text of such plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the 2025 Annual Meeting on June 6, 2025 at the Company’s corporate headquarters in DeRidder, Louisiana. All matters submitted for approval by the Company’s shareholders, as described in the 2025 Proxy Statement, were approved at the 2025 Annual Meeting.

Of the 19,050,315 shares of the Company’s common stock outstanding as of the 2025 Annual Meeting record date on April 17, 2025, 18,023,934 shares were represented in person or by proxy at the 2025 Annual Meeting. The inspector of election reported the final vote of the shareholders as follows:

1.	Election of directors. The following director nominees were elected for terms expiring at the Company’s 2028 annual meeting of shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Teri G. Fontenot	17,022,091	486,703	515,140
Billy B. Greer	16,942,054	566,740	515,140
Jared A. Morris	15,429,856	2,078,938	515,140

2.

Advisory vote to approve the Company’s compensation of its named executive officers. The compensation of the Company’s named executive officers, as disclosed in the Company’s 2025 proxy statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis,” was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,780,464	726,212	2,118	515,140

3.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. The appointment of Ernst & Young was ratified.

Votes For	Votes Against	Abstentions
17,690,631	331,505	1,798

4.

Approval of an amendment to the Company’s Non-Employee Director Restricted Stock Plan to increase the number of authorized shares issuable under the Plan. The amendment to the Company’s Non-Employee Director Restricted Stock Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,204,784	302,177	1,833	515,140

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	AMERISAFE, Inc. 2025 Non-Employee Director Restricted Stock Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed April 30, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley
Executive Vice President,
Chief Administrative Officer and Secretary

Date: June 9, 2025